Exhibit 99.1

SEAWORLD ANNOUNCES APPOINTMENT OF SCOTT ROSS TO BOARD OF DIRECTORS

ORLANDO, Fla. – November 7, 2017 – SeaWorld Entertainment, Inc. (NYSE: SEAS) (“SeaWorld”), a leading theme park and entertainment company, today announced that it has appointed Scott Ross, Founder and Managing Partner of Hill Path Capital LP (“Hill Path”), to its Board of Directors and Revenue Committee, effective November 5, 2017. With the addition of Mr. Ross, SeaWorld’s Board of Directors will comprise 9 directors, 8 of whom are independent.

“We welcome Scott to the Board and look forward to working together on behalf of all our shareholders and other important stakeholders,” said SeaWorld Chairman Yoshikazu Maruyama. “Scott has a strong track record of working collaboratively with companies in which he invests to help build long-term value.”

“SeaWorld Entertainment owns and operates a diverse portfolio of high quality, differentiated and irreplaceable entertainment assets with tremendous long-term potential.  I have great respect for the SeaWorld Board and management team and I look forward to working closely with them to drive increased value for all shareholders,” Mr. Ross said.

Don Robinson, lead independent director of SeaWorld said, “Scott brings valuable insights to the Board given his financial background, extensive experience as a director, and his perspective as a significant SeaWorld shareholder.”

Prior to founding Hill Path in 2014, Mr. Ross served as a Partner at Apollo Global Management, where he was responsible for leading private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors.  Mr. Ross also held various investment roles at Goldman, Sachs & Co. and Shumway Capital.  Mr. Ross is a director of Great Wolf Resorts, Inc. and previously served as a director of CEC Entertainment, Inc. (parent company of Chuck E. Cheese’s) and EVERTEC, Inc.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The company is one of the world's foremost zoological organizations and a global leader in animal welfare, training, husbandry, and veterinary care. The company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned, or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 31,000 animals in need over the last 50 years.

SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld, Busch Gardens®, and Sea Rescue®. Over its more than 50-year history, the company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The company's theme parks feature a diverse array of rides, shows, and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.  These statements include, but are not limited to, statements related to shareholder value, the Company’s plans, objectives, goals, expectations, beliefs, business strategies, future events.  These forward-looking statements, which are identified by words such as “might,” “will,” “may,” “should,” “expects,” “continues,” “contemplates,” “anticipates,” “potential,” “predicts,” “intends,” “believes,” “future,” “look forward,” “drive,” “targeted,” “scheduled” are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including the risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission (“SEC”).

Although SeaWorld believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) SeaWorld has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) SeaWorld's strategy, which is based in part on this analysis, will be successful. Except as required by law, SeaWorld undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review SeaWorld's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via SeaWorld's website at www.seaworldentertainment.com).

CONTACTS:

Investor Relations:

Mark Trinske

Vice President of Investor Relations

855-797-8625

Investors@SeaWorld.com

Media:

Aimée Jeansonne Becka

Vice President of Public Relations

Aimee.Jeansonne-Becka@SeaWorld.com